Exhibit 99.1

SPAR Group, Inc. Reports Strong First Quarter Fiscal 2023 Results

May 22, 2023

Momentum Continues with Revenues of $64 million, Up 9.1%, or 12.4% Constant Currency, Gross Margin Expansion, & Operating Income Up 52%

AUBURN HILLS, Mich., May 22, 2023 (GLOBE NEWSWIRE) -- SPAR Group, Inc. (NASDAQ: SGRP) (“SPAR”, “SPAR Group” or the “Company”), a leading global provider of merchandising, marketing, and distribution services today reported financial and operating results for the first quarter ended March 31, 2023.

Mike Matacunas, the Company’s President and Chief Executive Officer, commented, “We are very pleased with first quarter results, reporting strong growth in revenues, gross margin and net earnings, as well as Adjusted EBITDA. Momentum continued from 2022 into first quarter, and we expanded our merchandising, remodeling, and distribution services across the platform and especially in the U.S., resulting in revenue expansion.

“The company continues to explore strategic alternatives for SPAR with the goal of maximizing shareholder value. We continue to build a strong balance sheet, expand revenues, improve gross margins, diversify services, and grow long-term relationships with blue chip consumer goods and retail companies. We have nothing to report publicly today regarding the review of strategic alternatives; however, we are committed to growing the business, serving our clients and supporting our employees and joint venture partners,” concluded Matacunas.

First Quarter 2023 Financial Results

Net revenues were $64.4 million, comprised of $48.6 million from Americas (75.5%) and $9.7 million from EMEA (15.1%), and $6.1 million from APAC (9.4%). Total net revenue increased by 9.1%, up 12.4% on a constant currency basis, and Americas revenues increased over the prior year by 13.0%, EMEA increased by 5.5%, and APAC decreased by 10.5% from the prior year quarter.

Gross profit was $14.1 million, or 22.0% of revenues, compared to $11.8 million, or 20.1% of revenues, in the prior year quarter. This 190-basis point improvement in gross profit margins was due to a number of planned initiatives, which included improved contract terms and pricing, system enhancements and other cost containments.

Selling, general and administrative (SG&A) expenses were $10.5 million, or 16.2% of revenues (15.7% of revenues excluding non-recurring costs associated with reviewing strategic alternatives), compared to $9.3 million, or 15.7% of revenues, in the prior year quarter. Non-recurring costs associated with reviewing strategic alternatives were $317 thousand during the first quarter.

Operating income was $3.2 million, up 52%, versus operating income of $2.1 million from the prior year quarter.

Net income attributable to SPAR Group, Inc. was $866 thousand, or $0.04 per share, compared to net income attributable to SPAR Group Inc. of $674 thousand, or $0.03 per share, in the year-ago quarter. Adjusted net income attributable to SPAR Group, Inc. (1) in the quarter was $1.3 million, or

$0.06 per share, compared to $502 thousand, or $0.02 per share, in the year-ago quarter.

Consolidated Adjusted EBITDA (1) in the 2023 quarter was $4.2 million, compared to Adjusted EBITDA of $2.4 million in the prior year. Adjusted EBITDA attributable to SPAR Group, Inc. (1) in the 2023 quarter was $2.9 million, compared to Adjusted EBITDA of $1.5 million in the prior year.

(1) Adjusted Net income attributable to SPAR Group, Inc. and Adjusted Diluted earnings per share attributable to SPAR Group, Inc., and Adjusted EBITDA are non-GAAP financial measures as defined and reconciled below.

Financial Position as of March 31, 2023

The Company’s total worldwide liquidity at the end of the first quarter was $15.9 million, with $11.3 million in cash, cash equivalents and restricted cash and $4.6 million of unused availability as of March 31, 2023. For the three months ended March 31, 2023, net cash provided by operating activities was $2.9 million and was primarily due strong operating results and working capital changes. The Company ended the quarter with positive net working capital of $28.1 million at March 31, 2023.

About SPAR Group, Inc.

SPAR Group is a leading global merchandising and marketing services company, providing a broad range of services to retailers, manufacturers, and distributors around the world. With more than 50 years of experience, 25,000+ merchandising specialists around the world, an average of 200,000+ store visits a week and long-term relationships with some of the world’s leading manufacturers and retail businesses, we provide specialized capabilities across more than nine countries. Our unique combination of scale, merchandising and marketing expertise, combined with our unwavering commitment to excellence, separate us from the competition. For more information, please visit the SPAR Group’s website at http://www.sparinc.com.

Cautionary Note Regarding Forward-Looking Statements

This Press Release contains, and the above referenced recorded comments, will contain “forward-looking statements” within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, made by, or respecting, SPAR Group, Inc. (“SGRP”) and its subsidiaries (together with SGRP, “SPAR”, “SPAR Group” or the “Company”), filed in a Current Report on Form 10-Q by SGRP with the Securities and Exchange Commission (the “SEC”) on expected to be filed on or about May 15, 2023. There also are forward-looking statements contained in SGRP’s Annual Report on Form 10-K for its fiscal year ended December 31, 2022, as filed with the SEC on April 17, 2023, and SGRP’s First Amendment to Annual Report on Form 10-K/A for the year ended December 31, 2022, as filed with the SEC on May 1, 2023 (as so amended, the “Annual Report”), , and the SGRP’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports and statements as and when filed with the SEC (including the Quarterly Report, the Annual Report and the Proxy Statement, the Information Statement, the Second Special Meeting Proxy/Information Statement, each a “SEC Report”). “Forward-looking statements” are defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other applicable federal and state securities laws, rules and regulations, as amended (together with the Securities Act and Exchange Act, the “Securities Laws”).

The forward-looking statements made by the Company in this Press Release may include (without limitation) any expectations, guidance or other information respecting the pursuit or achievement of the Company’s corporate strategic objectives. The Company’s forward-looking statements also include, in particular and without limitation, those made in “Business”, “Risk Factors”, “Legal Proceedings”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report. You can identify forward-looking statements in such information by the Company’s use of terms such as “may”, “will”, “expect”, “intend”, “believe”, “estimate”, “anticipate”, “continue”, “plan”, “project” or similar words or variations or negatives of those words.

You should carefully consider (and not place undue reliance on) the Company’s forward-looking statements, risk factors and the other risks, cautions and information made, contained or noted in or incorporated by reference into this Press Release, the Annual Report, the Proxy Statement and the other applicable SEC Reports that could cause the Company’s actual performance or condition (including its assets, business, clients, capital, cash flow, credit, expenses, financial condition, income, liabilities, liquidity, locations, marketing, operations, performance, prospects, sales, strategies, taxation or other achievement, results, risks, trends or condition) to differ materially from the performance or condition planned, intended, anticipated, estimated or otherwise expected by the Company (collectively, “expectations”) and described in the information in the Company’s forward-looking and other statements, whether expressed or implied. Although the Company believes them to be reasonable, those expectations involve known and unknown risks, uncertainties, and other unpredictable factors (many of which are beyond the Company’s control) that could cause those expectations to fail to occur or be realized or such actual performance or condition to be materially and adversely different from the Company’s expectations. In addition, new risks and uncertainties arise from time to time, and it is impossible for the Company to predict these matters or how they may arise or affect the Company. Accordingly, the Company cannot assure you that its expectations will be achieved in whole or in part, that the Company has identified all potential risks, or that the Company can successfully avoid or mitigate such risks in whole or in part, any of which could be significant and materially adverse to the Company and the value of your investment in SGRP’s Common Stock.

You should also carefully review the risk factors described in the Annual Report (See Item 1A – Risk Factors) and any other risks, cautions or information made, contained or noted in or incorporated by reference into the Annual Report, the Proxy Statement or other applicable SEC Report. All forward-looking and other statements or information attributable to the Company or persons acting on its behalf are expressly subject to and qualified by all such risk factors and other risks, cautions and information.

The Company does not intend or promise, and the Company expressly disclaims any obligation, to publicly update or revise any forward-looking statements, risk factors or other risks, cautions or information (in whole or in part), whether as a result of new information, risks or uncertainties, future events or recognition or otherwise, except as and to the extent required by applicable law.

Investor Relations Contact:

Three Part Advisors, LLC

Sandy Martin / Phillip Kupper

Tel: 214-616-2207 or 817-778-8339

- Financial Statements Follow –

SPAR Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2023	2022

Net revenues	$64,380	$58,994
Related party - cost of revenues	1,497	2,145
Cost of revenues	48,745	45,018
Gross profit	14,138	11,831
Selling, general and administrative expense	10,456	9,254
Depreciation and amortization	532	510
Operating income	3,150	2,067
Interest expense, net	390	149
Other income, net	(58)	(87)
Income before income tax expense	2,818	2,005

Income tax expense	1,041	551
Net income	1,777	1,454
Net income attributable to non-controlling interest	(911)	(780)
Net income attributable to SPAR Group, Inc.	$866	$674
Basic and diluted income per common share:	$0.04	$0.03
Weighted-average common shares outstanding– basic	23,114	21,583
Weighted-average common shares outstanding – diluted	23,279	21,729

SPAR Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(unaudited)
(In thousands, except share and per share data)

	March 31,	December 31,
	2023	2022

Assets
Current assets:
Cash and cash equivalents	$11,253	$9,345
Accounts receivable, net	63,645	63,714
Prepaid expenses and other current assets	6,821	7,861
Total current assets	81,719	80,920
Property and equipment, net	3,201	3,261
Operating lease right-of-use assets	1,140	969
Goodwill	1,711	1,708
Intangible assets, net	1,730	2,040
Deferred income taxes, net	4,027	3,766
Other assets	1,816	1,934
Total assets	$95,344	$94,598
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$10,493	$10,588
Accrued expenses and other current liabilities	19,026	20,261
Due to affiliates	2,855	2,964
Customer incentives and deposits	2,182	2,399
Lines of credit and short-term loans	18,585	17,980
Current portion of operating lease liabilities	457	363
Total current liabilities	53,598	54,555
Operating lease liabilities, net of current portion	683	606
Long-term debt and other liabilities	1,204	1,376
Total liabilities	55,485	56,537
Commitments and contingencies
Stockholders' equity:
Series A convertible preferred stock, $0.01 par value per share: 2,445,598 shares authorized as of March 31, 2023 and December 31, 2022; no shares issued as of March 31, 2023 and December 31, 2022; no shares outstanding as of March 31, 2023 and December 31, 2022	-	-
Series B convertible preferred stock, $0.01 par value per share: 2,000,000 shares authorized as of March 31, 2023 and December 31, 2022; 2,000,000 shares issued as of March 31, 2023 and December 31, 2022; 650,000 shares and 854,753 shares outstanding as of March 31, 2023 and December 31, 2022, respectively	7	9
Common stock, $0.01 par value per share: 47,000,000 shares authorized as of March 31, 2023 and December 31, 2022; 23,473,611 and 23,059,138 shares issued as of March 31, 2023 and December 31, 2022, respectively; 23,268,126 shares and 22,853,653 shares outstanding as of March 31, 2023 and December 31, 2022, respectively	233	229
Treasury stock, at cost, 205,485 shares and 205,485 shares as of March 31, 2023 and December 31, 2022, respectively	(285)	(285)
Additional paid-in capital	20,884	20,708
Accumulated other comprehensive loss	(4,856)	(4,941)
Retained earnings	7,573	6,707
Total stockholders' equity attributable to SPAR Group, Inc.	23,556	22,427
Non-controlling interest	16,303	15,634
Total stockholders’ equity	39,859	38,061
Total liabilities and stockholders’ equity	$95,344	$94,598

SPAR Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(unaudited)
(In thousands)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income	$1,777	$1,454
Adjustments to reconcile net income to net cash provided by (used in) provided by operating activities
Depreciation and amortization	532	510
Amortization of operating lease right-of-use assets	133	241
Bad debt expense, net of recoveries	(35)	34
Deferred income tax (benefit)	(129)	-
Share-based compensation expense	173	150
Majority stockholders change in control agreement	-	(420)
Changes in operating assets and liabilities:
Accounts receivable	607	(5,780)
Prepaid expenses and other current assets	1,301	(1,716)
Accounts payable	(325)	(145)
Operating lease liabilities	(133)	(242)
Accrued expenses, other current liabilities, due to affiliates and customer incentives and deposits	(965)	2,916
Net cash provided by (used in) operating activities	2,936	(2,998)

Cash flows from investing activities
Purchases of property and equipment	(343)	(478)
Net cash used in investing activities	(343)	(478)

Cash flows from financing activities
Borrowings under line of credit	26,659	19,271
Repayments under line of credit	(26,577)	(14,446)
Proceeds from term debt	445	-
Payments on term debt	(124)	-
Payments on capital lease obligations	(5)	-
Payments of notes to seller	(722)	-
Dividend on noncontrolling interest	(304)	-
Net cash provided by (used in) financing activities	(628)	4,825

Effect of foreign exchange rate changes on cash	(57)	13,473
Net change in cash, cash equivalents and restricted cash	1,908	14,061
Cash, cash equivalents at beginning of period	9,345	-
Cash, cash equivalents at end of period	$11,253	$14,061

SPAR Group, Inc. and Subsidiaries
Segment Information
(unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2023	2022
Net Revenues:
Americas	$48,578	$42,978
APAC	6,100	6,818
EMEA	9,702	9,198
Total net revenues	$64,380	$58,994

Operating income:
Americas	$2,521	$1,780
APAC	(192)	(441)
EMEA	821	728
Total operating income	$3,150	$2,067

Reconciliation of GAAP to Non-GAAP Financial Measures

Adjusted net income attributable to SPAR Group and related per share amounts represents net income attributable to SPAR Group adjusted for the removal of a one-time positive adjustment. Adjusted EBITDA represents net income before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation and amortization of long-lived assets, (iv) share based compensation expense, (v) review of strategic alternatives, (vi) nonrecurring legal settlement costs and associated legal expenses unrelated to the Company's core operations. These metrics are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures have limitations as analytical tools and should not be considered in isolation or as an alternative to performance measure derived in accordance with GAAP as an indicator of our operating performance. We present Adjusted net income attributable to SPAR Group and per share amounts, and Adjusted EBITDA because management uses these measures as key performance indicators, and we believe that securities analysts, investors and others use these measures to evaluate companies in our industry. Our calculation of these measures may not be comparable to similarly named measures reported by other companies. The following tables present a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to these measures for the periods presented:

SPAR Group, Inc.
Net Income attributable to SPAR Group, Inc. to
Adjusted Net Income attributable to SPAR Group, Inc. Reconciliation
Diluted Net Income per common share attributable to SPAR Group, Inc. to
Adjusted Diluted Net Income per common share attributable to SPAR Group, Inc. Reconciliation

	Three Months Ended March 31,
(in thousands)	2023	2022

Net Income attributable to SPAR Group Inc.	$866	$674
Add-back one-time impact (net of taxes)	387	(172)
Adjusted Net income attributable to SPAR Group, Inc.	$1,253	$502

Diluted Net Income per common share attributable to SPAR Group, Inc.	$0.04	$0.03
Add-back one-time impact (net of taxes)	$0.02	$(0.01)
Adjusted Diluted Net Income per common share attributable to SPAR Group, Inc.	$0.06	$0.02

SPAR Group, Inc.
Net Income to Consolidated Adjusted EBITDA to
Adjusted EBITDA attributable to SPAR Group, Inc. Reconciliation

	Three Months Ended March 31,
(in thousands)	2023	2022
Consolidated Net Income	$1,777	$1,454
Depreciation and amortization	532	510
Interest expense	390	149
Income Tax expense	1,041	551
Other income	(58)	(87)
Consolidated EBITDA	3,682	2,577
Share based compensation	173	150
Review of Strategic Alternatives	317	-
Legal Costs / Settlements - non recurring	-	(368)
Consolidated Adjusted EBITDA	4,172	2,359
Adjusted EBITDA attributable to non controlling interest	(1,276)	(878)
Adjusted EBITDA attributable to SPAR Group, Inc.	$2,896	$1,481

Note: We report non‑GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled "Statement Regarding Use of Non‑GAAP Financial Measures" for an explanation of non‑GAAP measures, and the table entitled "GAAP to Non‑GAAP Reconciliation" for a reconciliation of GAAP to non‑GAAP measures.

Source: SPAR Group, Inc.